UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 7, 2006

                              DHB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                  001-13112                  11-3129361
------------------------  ------------------------  ----------------------------
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                              Number)

         400 POST AVENUE, SUITE 303, WESTBURY, NEW YORK        11590
         ----------------------------------------------     ----------
           (Address of principal executive office)          (Zip Code)

                                 (516) 997-1155
          -------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
                 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
--------------------------------------------------------------------------------

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
STANDARD; TRANSFER OF LISTING.

DHB Industries, Inc. (the "Company") received additional correspondence from the American Stock Exchange ("Amex"), the national securities exchange that maintains the principal listing for the Company's common stock, regarding its continued listing.

As previously disclosed, the Company received notices on April 3, 2006 and May 16, 2006 from the Amex advising the Company of its failure to satisfy certain of the Amex continued listing standards. Specifically, the notices relate to the failure of the Company to timely file its annual report on Form 10-K for the fiscal year ended December 31, 2005 (the "Form 10-K") and its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006 (the "Form 10-Q") with the Securities and Exchange Commission (the "SEC") as required by Sections 134 and 1101 of the Amex Company Guide (the "Company Guide"). Additionally, the notice of May 16, 2006 stated that in order for the Company to maintain its Amex listing, the Company must submit an updated plan of compliance to the Amex by May 23, 2006 advising the Amex of the action the Company has taken, or will take, that demonstrates the Company's ability to file its Form 10-K by no later than June 2, 2006 and the Form 10-Q by no later than June 30, 2006.

The Company formally requested via written correspondence dated May 25, 2006 an extension until June 16, 2006 to file an updated plan of compliance with the Amex detailing actions the Company would take to file the Form 10-K and Form 10-Q, and an extension of the June 2 and June 30 deadlines for filing its Form 10-K and Form 10-Q.

On May 25, 2006, the Company issued a press release and filed a current report on Form 8-K disclosing that it received a "Wells Notice" on May 23, 2006 from the staff of the SEC.

On May 26, 2006, the Amex instituted a trading halt on the Company's securities. The Company was advised that the trading halt was initiated by the Amex due to the Company not having filed the Form 10-K and the Form 10-Q, and the other disclosures made by the Company, including the receipt of the "Wells Notice" and disclosures related to that notice.

On June 7, 2006, the Company received an additional notice from the Amex advising the Company that it did not satisfy certain of the Amex continued listing standards and responding to the Company's May 25, 2006 letter. The notice states that the staff of the Amex has determined that the Company is not in compliance with Section 1003(f)(iii) of the Company Guide in that the staff of the Amex believes that the allegations of the SEC in the "Wells Notice," as well as internal control deficiencies, raise public interest concerns.

The notice of June 7, 2006 indicates that, in order to maintain its Amex listing, the Company must submit an updated plan of compliance to the Amex by June 16, 2006 advising the Amex of the action the Company has taken, or will take, that demonstrates the Company's ability to be in compliance with Sections 134, 1101 and 1003(f)(iii) of the Company Guide by no later than August 15, 2006. There is no assurance that the Amex will accept the Company's plan, when submitted. If the plan is not accepted, the Company would be subject to delisting procedures. Additionally, in order to assist the Amex in its review of the Company's continued listing status and pursuant to the listing agreements by and between the Company and the Amex, and Section 132(e) of the Company Guide, the Amex requests that the Company provide certain supplementary information to the Amex.

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As previously disclosed,  the Company is also not in compliance with (i) Section
121(B)(2)(a) of the Company Guide, which requires that each issuer have, and certify that it has and will continue to have, an Audit Committee of at least three members each of whom is independent and (ii) Section 121(B)(2)(a)(ii) of the Company Guide, which requires that each issuer have, and certify that it has and will continue to have, at least one member on its Audit Committee who is deemed financially sophisticated. As previously disclosed, the notice of May 16, 2006 from the Amex provides that the Company has until August 30, 2006 to regain compliance with these sections.

The Company has met with the Amex staff both in person and via telephone. The Company intends to continue to cooperate with the Amex in its investigation, to provide a response to the Amex notice of June 7, 2006 as soon as practicable and to endeavor to maintain its Amex listing. The Company is unable to predict when trading of the Company's securities might be reinstated.

The press release issued by the Company on June 9, 2006 with respect to receipt of the Amex notice of June 7, 2006 described above is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits
         99.1     Press Release, dated June 9, 2006





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      DHB INDUSTRIES, INC.



                                      By: /s/ LARRY ELLIS
                                          ----------------------------
                                          Larry Ellis, CAO

Dated:  June 9, 2006




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                                  EXHIBIT INDEX



                  99.1      Press Release, June 9, 2006.





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